This instrument prepared by or under the

direction of and upon recording is to be returned to:

Firsel Ross Gussis & Alexander LLC

10 Parkway North Blvd, Suite 110

Deerfield, IL 60015

Attention: Samuel P. Gussis, Esq.

Space Above This Line For Recorder’s Use

(This space is reserved for Clerk)

NOTICE TO RECORDER: THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (THIS “MORTGAGE”) IS AN AMENDMENT AND RESTATEMENT OF THAT CERTAIN AMENDED AND RESTATED REAL ESTATE MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT DATED AUGUST 29, 2024 MADE BY ENVY DEVELOPMENT DE, LLC (“MORTGAGOR”) IN FAVOR OF FC ENVY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“FC ENVY LENDER”), AND RECORDED ON SEPTEMBER 5, 2024 AS INSTRUMENT NO. 119780564 OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA (THE “PUBLIC RECORDS”), AS ASSIGNED FROM FC ENVY LENDER TO AMERANT BANK, N.A. (“AMERANT”) PURSUANT TO THAT CERTAIN ASSIGNMENT OF NOTE, MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FILING AND OTHER DOCUMENTS DATED SEPTEMBER 27, 2024, AS SUBSEQUENTLY ASSIGNED FROM AMERANT TO FORMAN OPERATING COMPANY LLC, A DELAWARE LIMITED LIABILITY COMPANY (“FORMAN LENDER”) PURSUANT TO THAT CERTAIN ASSIGNMENT OF NOTE, MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FILING AND OTHER DOCUMENTS RECORDED ON JULY 1, 2026 AS INSTRUMENT NO. 120957306 OF THE PUBLIC RECORDS, AND AS SUBSEQUENTLY ASSIGNED FROM FORMAN LENDER TO FC POMPANO A NOTE BH, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“EXISTING LENDER”) PURSUANT TO THAT CERTAIN ASSIGNMENT OF AMENDED AND RESTATED REAL ESTATE MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT RECORDED ON JULY 13, 2026 AS INSTRUMENT NO. 120978497 OF THE PUBLIC RECORDS (COLLECTIVELY, THE “EXISTING MORTGAGE”).

PRIOR TO THE DATE HEREOF, THE EXISTING MORTGAGE SECURED AN AMENDED AND RESTATED PROMISSORY NOTE DATED AUGUST 29, 2024, IN THE ORIGINAL PRINCIPAL AMOUNT OF $55,219,985.00, EXECUTED BY MORTGAGOR IN FAVOR OF FC ENVY LENDER, AS ASSIGNED FROM FC ENVY LENDER TO AMERANT PURSUANT TO THAT CERTAIN ALLONGE DATED SEPTEMBER 27, 2024, AS SUBSEQUENTLY ASSIGNED FROM AMERANT TO FORMAN LENDER PURSUANT TO THAT CERTAIN ALLONGE DATED JUNE 30, 2026, AND AS SUBSEQUENTLY ASSIGNED FROM TO FORMAN LENDER TO EXISTING LENDER PURSUANT TO THAT CERTAIN ALLONGE DATED JULY 10, 2026 (COLLECTIVELY, THE “EXISTING NOTE”). ALL REQUIRED FLORIDA DOCUMENTARY STAMP TAXES AND INTANGIBLE TAXES PAYABLE WITH RESPECT TO THE EXISTING NOTE WERE PAID, AND EVIDENCE OF SUCH PAYMENTS WAS NOTED, ON THE EXISTING MORTGAGE UPON RECORDATION THEREOF IN THE PUBLIC RECORDS.

AS OF EVEN DATE HEREWITH, THE EXISTING MORTGAGE HAS BEEN ASSIGNED FROM EXISTING LENDER TO LOANCORE CAPITAL CREDIT REIT LLC, A DELAWARE LIMITED LIABILITY COMPANY (“MORTGAGEE”) PURSUANT TO AN ASSIGNMENT OF MORTGAGE TO BE RECORDED IN THE PUBLIC RECORDS IMMEDIATELY PRIOR TO THE RECORDING OF THIS MORTGAGE AND THE EXISTING NOTE HAS BEEN ASSIGNED FROM EXISTING LENDER TO MORTGAGEE PURSUANT TO AN ALLONGE DATED AS OF EVEN DATE HEREWITH.

ON THE DATE HEREOF, MORTGAGOR HAS EXECUTED IN FAVOR OF MORTGAGEE (I) THAT CERTAIN AMENDED AND RESTATED RENEWAL PROMISSORY NOTE, DATED THE DATE HEREOF, MADE BY MORTGAGOR TO MORTGAGEE IN THE PRINCIPAL AMOUNT OF $47,700,000.00 (AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED, SEVERED, CONSOLIDATED, RENEWED, REPLACED, OR

SUPPLEMENTED FROM TIME TO TIME, THE “NOTE”), EVIDENCING THE RENEWAL, AMENDMENT AND RESTATEMENT OF THE EXISTING NOTE AND THE CONSOLIDATION OF (I) THE $44,557,435.93 OUTSTANDING PRINCIPAL BALANCE OF THE EXISTING NOTE, PLUS (II) A FUTURE ADVANCE TO BE MADE TO MORTGAGOR IN THE PRINCIPAL AMOUNT OF $3,142,564.07 (THE “FUTURE ADVANCE”). THE NOTE IS SECURED BY, INTER ALIA, THIS MORTGAGE.

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $10,999.10 AND INTANGIBLE TAX IN THE AMOUNT OF $6,285.13, DUE IN CONNECTION WITH THE FUTURE ADVANCE, ARE BEING PAID AT THE TIME OF THE RECORDING OF THIS MORTGAGE IN THE PUBLIC RECORDS, PURSUANT TO FLORIDA STATUTES SECTION 201.09 AND FLORIDA STATUTES SECTION 199.145(4(B)).

ENVY DEVELOPMENT DE, LLC

(Mortgagor)

to

LOANCORE CAPITAL CREDIT REIT LLC

(Mortgagee)

AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Dated: As of September 23, 2026

Property Location: 425-475 E. Atlantic Blvd., Pompano Beach, Broward County, Florida 33060

NOTE TO CLERK: THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING IS TO BE FILED AND INDEXED AS A FIXTURE FILING UNDER THE FLORIDA UNIFORM COMMERCIAL CODE IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS “DEBTOR”, AND MORTGAGEE, AS “SECURED PARTY”.

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This AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this“Mortgage”), made as of September 23, 2026, by ENVY DEVELOPMENT DE, LLC , a Delaware limited liability company, having an office at 4350 NW 8th Court, Suite A, Plantation, Florida 33317 (“Mortgagor”), to LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Mortgagee”), having an address c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830.

WHEREAS, Mortgagor, Envy Recreational LLC, a Delaware limited liability company (“Envy Recreational”), and Mortgagee have entered into a Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) pursuant to which Mortgagee is making a secured loan to Mortgagor and Envy Recreational in the original principal amount of FORTY-SEVEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($47,700,000.00) (the “Loan”), which initially matures on October 9, 2028, subject to extension rights contained in the Loan Agreement. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

WHEREAS, FC Envy, LLC, a Delaware limited liability company (“Original Mortgagee”), made a mortgage loan to Mortgagor, which loan was evidenced by that certain Amended and Restated Promissory Note dated August 29, 2024, in the original principal amount of $55,219,985.00 (the “Prior Note”), which mortgage loan was thereafter assigned (through one or more assignments) by Original Mortgagee to FC Pompano A Note BH, LLC, a Delaware limited liability company (“Existing Lender”).

WHEREAS, the Prior Note is secured by, inter alia, that certain Amended and Restated Real Estate Mortgage, Assignment of Leases and Rents and Security Agreement from Mortgagor in favor of Original Lender, recorded under Instrument No.119780564, of the Public Records of Broward County, Florida, as subsequently assigned (through one or more assignments) to Existing Lender (the “Prior Mortgage”).

WHEREAS, the principal balance outstanding under the Prior Note is $44,557,435.93.

WHEREAS, contemporaneously herewith, Existing Lender has assigned the Prior Note and the Prior Mortgage to Mortgagee, pursuant to (a) that certain Allonge made by Existing Lender in favor of Mortgagee and (b) that certain Assignment of Mortgage, made by Existing Lender to Mortgagee, recorded immediately prior to the recordation of this Mortgage, with the recorder’s office in Broward County, Florida.

WHEREAS, contemporaneously herewith, Mortgagor has executed and delivered to Mortgagee that certain Amended and Restated Promissory Note dated of even date herewith in the original principal amount of FORTY-SEVEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($47,700,000.00) (hereinafter, together with any and all extensions, renewals, modifications, replacements, substitutions, and any and all other certificates or evidence of indebtedness evidenced by said Amended and Restated Renewal Promissory Note, referred to as the “Note”, which Note has an initial maturity date of October 9, 2028 (as the same may be

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extended or changed pursuant to the Loan Agreement). The Note is by reference made a part thereof. The Note is given, in part, to renew the Prior Note.

WHEREAS, Mortgagor and Mortgagee now desire to amend, restate and renew the Prior Mortgage in its entirety so the Prior Mortgage, as amended and restated herein, shall secure the Loan outstanding from time to time under the Note and the observance and performance by Mortgagor of the terms and conditions and covenants and agreements of Mortgagor in the Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the grants, agreements, provisions and covenants herein contained, Mortgagee (by its acceptance hereof) and Mortgagor agree to amend, restate and renew the Prior Mortgage, in its entirety, as follows:

GRANTING CLAUSE

In order to secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Mortgage, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Mortgagor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Mortgagor hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest, to and in favor of Mortgagee, all of Mortgagor’s right, title and interest in and to (i) the land described in Exhibit A (the “Premises”), and (ii) the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Mortgaged Property”):

(a)               all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

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(b)               all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Mortgaged Property is located (the “UCC”), superior in lien to the lien of this Mortgage;

(c)               all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements, subject to the terms of the Loan Agreement;

(d)               to the maximum extent assignable, all leases, subleases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Mortgagor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e)               all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property, subject to the terms of the Loan Agreement;

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(f)                the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

(g)               any interest rate protection arrangement to which Mortgagor is a party and all agreements, instruments, documents and contracts now or hereafter entered into by Mortgagor with respect to any such interest rate protection arrangement;

(h)               all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, certificates of use and occupancy (or their equivalent), consents, licenses, management agreements, leasing agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the construction, use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”);

(i)                 all reciprocal easement or operating agreements, declarations, development agreements, developer’s or utility agreements, and any similar such agreements or declarations now or hereafter affecting the Mortgaged Property or any part thereof; and

(j)                 all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Mortgagor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by the Mortgagor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

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PART I - GENERAL PROVISIONS

1.                  Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Mortgagor (i) agrees to insure, repair, maintain and restore damage to the Mortgaged Property, pay Taxes and Other Charges, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the Proceeds of Insurance and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Agreement.

2.      Leases and Rents.

(a)               Mortgagor does hereby absolutely and unconditionally assign to Mortgagee all of Mortgagor’s right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment, and not an assignment for additional security only. Such assignment shall not be construed to bind Mortgagee to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Mortgagee. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect, receive, use and enjoy the Rents and otherwise act as owner under the Agreements in respect of the Property, the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Account). During the existence of an Event of Default, without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents in the Clearing Account, the Cash Management Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagor hereby grants and assigns to Mortgagee the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. If any such Event of Default is cured by Mortgagor and Mortgagee accepts such cure in writing, the license set forth in this Section 2(a) shall be automatically reinstated and the rights granted to Mortgagee due to such Event of Default shall automatically terminate without the execution of any further instrument or document. The assignment of rents contained in this Mortgage is intended to and does constitute an assignment of rents as contemplated in Florida Statutes Section 697.07.

(b)               Mortgagor shall not enter into, modify, amend, cancel, terminate or renew any Lease except as provided in Section 5.10 of the Loan Agreement.

3.      Use of Mortgaged Property. Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property. If under applicable zoning provisions the use of the Mortgaged Property is or shall become a nonconforming use, Mortgagor shall not cause or permit such nonconforming use to be discontinued or abandoned

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without the consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or (iii) take any steps to convert the Mortgaged Property to a condominium or cooperative form of ownership.

4.      Transfer or Encumbrance of the Mortgaged Property.

(a)               Mortgagor acknowledges that (i) Mortgagee has examined and relied on the creditworthiness and experience of the principals of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, (ii) Mortgagee will continue to rely on Mortgagor’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for the Debt, and (iii) Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer.

(b)               Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any Permitted Transfer.

5.      Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. If Mortgagee is advised by its counsel that the payment of such tax or interest and penalties by Mortgagor would be unlawful, taxable to Mortgagee or unenforceable, or would provide the basis for a defense of usury, then Mortgagee shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

6.      No Credits on Account of the Debt. Mortgagor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

7.      Further Acts, Etc. Mortgagor shall, at its sole cost, perform, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time,

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require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage or for facilitating the sale and transfer of the Loan (or any portion thereof) and the Loan Documents in connection with a “Secondary Market Transaction” as described in Section 9.1 of the Loan Agreement. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, then Mortgagor shall be deemed to grant Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including such rights and remedies available to Mortgagee pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Mortgagee shall not execute any document as attorney-in-fact of Mortgagor unless (x) Mortgagor shall have failed or refused to execute the same within five (5) Business Days after Mortgagee’s request therefor, or (y) in Mortgagee’s good faith determination it would be materially prejudiced by the delay involved in making such a request. Mortgagee shall give prompt notice to Mortgagor of any exercise of the power of attorney as provided for in this Paragraph 7, along with copies of all documents executed in connection therewith.

8.      Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Mortgage.

9.      Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the out-of-pocket cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from

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Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon written demand.

10.  Remedies.

(a)               Upon the occurrence and during the continuance of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)            declare the entire Debt to be immediately due and payable;

(ii)            institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii)            with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(iv)            sell for cash or upon credit the Mortgaged Property and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by applicable law, or otherwise, at one or more sales, as an entirety or in parcels constituting single tax parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v)            institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi)            recover judgment on the Note either before, during or after any proceeding for the enforcement of this Mortgage;

(vii)            apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Debt;

(viii)            enforce Mortgagee’s interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and employees therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and

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otherwise deal with the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, and its counsel, agents and employees;

(ix)            require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor, and require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver, and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

(x)            pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

(b)               The proceeds of any sale made under or by virtue of this Paragraph 10, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

(c)               Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)               Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with

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like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 10, whether made under the power of sale herein granted (to the extent permitted by applicable law) or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(e)               Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale (to the extent permitted by applicable law) or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage or any other Loan Document.

(f)                No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(g)               Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 10 at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee.

(h)               Mortgagee may resort to any remedies and the security given by this Mortgage or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Mortgagee’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Mortgagee to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default, or Mortgagor’s liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 10 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee, and

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such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i)                 The interests and rights of Mortgagee under the Loan Documents shall not be impaired by any indulgence, including (x) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (y) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof or (z) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

11.  Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter upon reasonable prior notice to Mortgagor (so long as no Event of Default is continuing) and inspect the Mortgaged Property during business hours on Business Days, subject to the rights of Tenants under Leases during the term of this Mortgage. The actual out-of-pocket cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following ten (10) Business Days written demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

12.  Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the UCC. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC (such portion of the Mortgaged Property so subject to the UCC being called in this paragraph the “Collateral”). The foregoing sentence is intended to grant in favor of Mortgagee a first priority continuing lien and security interest in all of Mortgagor’s assets. Mortgagor authorizes Mortgagee and its counsel to file UCC financing statements in form and substance satisfactory to Mortgagee, describing the collateral as “all assets of Mortgagor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof, including, without limitation, all fixtures on the Premises” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Mortgage. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all

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expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral, sent to Mortgagor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional UCC forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor’s obligations under the Loan Documents.

13.  Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect its or their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

14.  Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law. The lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Mortgagee of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Mortgagee may foreclose, or exercise any other remedy available to Mortgagee under other Loan Documents without first exercising or enforcing any of its remedies under this Mortgage, and any exercise of the rights and remedies of Mortgagee hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Mortgagee’s rights and remedies thereunder.

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15.  Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Agreement.

16.  Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

17.  Headings. The paragraph headings in this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.  Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

19.  Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form; and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein, the word “including” means “including but not limited to” and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder.

20.  Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

21.  Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation pursuant to the terms of the Loan Agreement. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

22.  Waiver of Jury Trial. MORTGAGOR (AND MORTGAGEE BY ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

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23.  Consents. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee’s consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

24.  Loan Repayment. Provided no Event of Default exists, this Mortgage will be satisfied and discharged of record by Mortgagee prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.

25.  Other Mortgages; No Election of Remedies.

(a)               The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the Debt and the performance of the other covenants and agreements of Mortgagor set forth in the Loan Documents. Upon the occurrence of an Event of Default, Mortgagee may proceed under this Mortgage and/or any or all the Other Mortgages against either the Mortgaged Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Mortgagee shall elect. Mortgagor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Mortgaged Property and/or the Other Collateral marshaled upon any foreclosure of this Mortgage or any Other Mortgage.

(b)               Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Mortgagee in this Mortgage or the other Loan Documents, in the case of an Event of Default (i) Mortgagee shall have the right to pursue all of its rights and remedies under this Mortgage and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Mortgagee, in its sole and absolute discretion, shall determine from time to time, (ii) Mortgagee shall not be required to either marshall assets, sell the Mortgaged Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Mortgaged Property and/or any Other Collateral, (iii) the exercise by Mortgagee of any remedies against any one item of Mortgaged Property and/or any Other Collateral will not impede Mortgagee from subsequently or simultaneously exercising remedies against any other item of Mortgaged Property and/or Other

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Collateral, (iv) all liens and other rights, remedies or privileges provided to Mortgagee herein shall remain in full force and effect until Mortgagee has exhausted all of its remedies against the Mortgaged Property and all Mortgaged Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Mortgagee may resort for the payment of the Debt to any security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect and Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage.

(c)               Without notice to or consent of Mortgagor and without impairment of the lien and rights created by this Mortgage, Mortgagee may, at any time (in its sole and absolute discretion, but Mortgagee shall have no obligation to), execute and deliver to Mortgagor a written instrument releasing all or a portion of the lien of this Mortgage as security for any or all of the obligations of Mortgagor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Mortgagee to Mortgagor of any such written instrument of release, this Mortgage shall no longer secure such obligations of Mortgagor so released.

26.  Governing Law. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS MORTGAGE OR THE LIEN HEREOF, THIS MORTGAGE SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF THE STATE OF FLORIDA, ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

27.  Exculpation. The liability of Mortgagor hereunder is limited pursuant to Section 10.1 of the Loan Agreement.

28.  Variable Interest Rate. The Loan secured by this Mortgage is a variable interest rate loan, as more particularly set forth in the Loan Agreement.

29.              Maturity Date. The Debt initially matures on October 9, 2028, as the same may be extended or changed pursuant to the Loan Agreement.

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30.  Interest Rate Protection Agreement. Mortgagor is or may be a party to an Interest Rate Protection Agreement, a default beyond the expiration of any applicable grace period under which shall also constitute an Event of Default under the Loan Agreement and this Mortgage. Any such Interest Rate Protection Agreement provides or shall provide that an Event of Default under this Mortgage shall constitute a default under such an Interest Rate Protection Agreement. Mortgagor’s rights under any Interest Rate Protection Agreement have been assigned to Mortgagee pursuant to this Mortgage and that certain Collateral Assignment of Interest Rate Protection Agreement of even date herewith as additional security for the Note. Mortgagor acknowledges and agrees that Mortgagor’s obligations under any Interest Rate Protection Agreement and all sums payable by Mortgagor to Mortgagee in connection therewith shall be secured by this Mortgage.

PART II

STATE-SPECIFIC PROVISIONS

31.  Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

32.  Future Advances. It is agreed that this Mortgage shall also secure such future or additional advances as may be made by the Mortgagee at its option to the Mortgagor, or its successor in title, for any purpose, provided that all those advances are to be made within twenty (20) years from the date of this Mortgage, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration. The initial amount of indebtedness secured by this Mortgage is equal to Forty-Seven Million Seven Hundred Thousand and No/100 Dollars ($47,700,000.00). The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance so secured at any one time shall not exceed two hundred percent (200%) of the original principal amount of the Note, plus interest, and any disbursements made for the payment of taxes, levies or insurance on the Property with interest on those disbursements. If, pursuant to Florida Statutes Section 697.04, Mortgagor files a notice specifying the dollar limit beyond which future advances made pursuant to this Mortgage will not be secured by this Mortgage, then Mortgagor shall, within one day of filing such notice, notify Mortgagee and its counsel by certified mail. In addition, such a filing shall constitute a default hereunder.

33.  Maximum Principal Amount. Mortgagor covenants that it has not executed or delivered any documentation or made any promises or covenants to limit the maximum principal amount that may be secured by the Mortgage as authorized by F.S. §697.04.

34.              Florida Documentary Stamp and Intangible Taxes. If at any time the State of Florida shall determine that the intangible tax paid in connection with this Mortgage is insufficient or that the documentary stamps affixed to or paid in connection with this Mortgage are insufficient, and that additional intangible tax should be paid or that additional documentary stamp tax should be paid, then Mortgagor shall pay the same, together with any interest, penalties, costs and attorneys’ fees imposed or incurred in connection with such determination. In addition to, and without limiting the generality of, the foregoing, Mortgagor hereby agrees to defend,

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indemnify and hold Mortgagee harmless from and against any and all liability for documentary stamp taxes and intangible taxes, together with all interest, penalties, costs and attorneys’ fees incurred in connection therewith, that at any time may be levied, assessed or imposed by the State of Florida or any other governmental authority upon this Mortgage, the Note or any of the other Loan Documents, or any amendment, extension, renewal, restatement, increase or modification of any of the foregoing, or upon Mortgagee by virtue of owning or holding any of the foregoing instruments or documents, all of which shall be secured by the lien and security interest of the Loan Documents.

35.  Time of the Essence. TIME IS OF THE ESSENCE of this Mortgage. No waiver of any obligation hereunder or of any obligation secured hereby shall at any time thereafter be held to be a waiver of the terms hereof or of the terms of the Note secured hereby.

36.  Florida Release. Mortgagor hereby releases and forever discharges the law firm Firsel Ross Gussis & Alexander LLC and all of such firm’s attorneys and employees, from any and all loss, costs, expense, damage or claim, whether or not valid, including, without limitation, reasonable out of pocket attorneys’ fees and disbursements, arising under or in any way connected with Section 697.10, Florida Statutes, or any similar law. Mortgagor hereby verifies and confirms, to Mortgagor’s knowledge, all factual information in this Mortgage, including the accuracy and correctness of the legal description set forth herein (based solely on the title commitment issued in connection with the issuance of the Loan). In the event any factual errors are found in this Mortgage or in the legal description, Mortgagor and Mortgagee shall, at Mortgagor’s sole cost and expense, promptly correct or cause to be corrected subsequent to the date hereof any and all such error. Notwithstanding the foregoing, all rights of Mortgagor and Mortgagee are preserved against their respective title insurers, the surveyor, the engineer, if any, and the appraiser, if any, and after payment is made by Mortgagor, Mortgagor shall be subrogated to such rights.

37.  No Novation. Neither this Mortgage nor the Note is a substitution or novation of the indebtedness of the Prior Note, which is renewed, amended and restated pursuant to the Note. Neither this Mortgage nor the Note extinguishes the indebtedness of the Prior Note or discharges or releases or in any way adversely affects the lien or lien priorities of the Prior Mortgage or any other security for the indebtedness of the Prior Note. In the event that any of the provisions of this Mortgage shall be construed by a court of competent jurisdiction as operating to affect the lien priority of the Prior Mortgage over claims which would otherwise be subordinate thereto, then at the sole option of Mortgagee, Mortgagee may treat such provisions as void and of no force or effect and enforce the provisions of the Prior Mortgage as modified by this Mortgage excluding such provisions, or at the sole option of Mortgagee, Mortgagee may enforce the Prior Mortgage pursuant to the terms therein contained, independent of this Mortgage to the extent that third persons acquiring an interest in such real property between the time of recording of the Prior Mortgage and the recording hereof are prejudiced by this Mortgage; provided however, that in any case Mortgagee may not enforce the provisions of the Prior Mortgage against Mortgagor. However, if Mortgagee elects either such option, the parties hereto, as between themselves, shall in all events be bound by all the terms and conditions of this Mortgage and the Note until all Secured Obligations owing from Mortgagor to Mortgagee shall have been paid in full.

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38.  Cooperation with Future Assignment of Mortgage. At the written request of Mortgagor that it wishes to have Mortgagee assign this Mortgage and endorse the Note secured hereby to another lender in connection with any renewal of the Note and this Mortgage permitted under the Loan Documents (as may then be permissible under applicable Florida law), Mortgagee (at no cost to Mortgagee) shall cooperate with Mortgagor to promptly provide such assignment documentation (on commercially reasonable customary forms) to assignee lender or Mortgagor. Mortgagee acknowledges that if such assignment is effectuated, this Mortgage and the Note will not be released of record or discharged upon payment in full to Mortgagee of all amounts then due under the Loan as set forth in Mortgagee’s payoff letter. Mortgagor shall pay all costs and expenses of the Mortgagee associated with such assignment and any request for such assignment, including, without limitation, reasonable attorneys’ fees and the costs and expenses of the preparation of assignments and any other document, instrument or agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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 IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

MORTGAGOR:

ENVY DEVELOPMENT DE, LLC,

A Delaware limited liability company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

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[Amended and Restated Mortgage - Signature Page]